UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2024

Acutus Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39430	45-1306615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Faraday Ave., Suite 100 Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 232-6080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered[1]
Common Stock, par value $0.001	AFIB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 On May 16, 2024, the Nasdaq Stock Market LLC filed a Form 25 to delist our common stock and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and such delisting took effect on May 26, 2024. The deregistration of our common stock under Section 12(b) of the Exchange Act was effective 90 days after the Form 25 filing. Our common stock currently trades on the OTC Pink Market under the symbol “AFIB.”

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 30, 2024, the board of directors (the “Board”) of Acutus Medical, Inc. (the “Company”) approved a realignment of resources and operational downsizing of the Company (the “Downsizing”). The Company is reducing the size of its organization while complying with its remaining obligations to Medtronic, Inc. (“Medtronic”) for the production of left-heart access products. The Company will reduce operations to a scale designed solely to support the manufacturing and distribution of Medtronic’s left-heart access products through the transition of the production of these products to Medtronic pursuant to the terms of the Asset Purchase Agreement, dated April 26, 2022, with Medtronic (the “Asset Purchase Agreement”) and the Distribution Agreement, dated June 30, 2022, with Medtronic (the “Distribution Agreement”). The Company will continue contract manufacturing for Medtronic until it has fulfilled its obligations under the Asset Purchase Agreement and the Distribution Agreement. The Company expects to continue to minimize costs while capturing the value associated with potential earnout payments it is eligible to receive under the Asset Purchase Agreement until 2027.

As part of the Downsizing, the Company announced a reduction in its current workforce of approximately 61 employees, representing approximately 70% of the Company’s employees, that is expected to be completed by the first quarter of 2025. In compliance with the Worker Adjustment and Retraining Notification Act, the Company has provided pre-termination notices to affected employees and government authorities where required. The Company plans to enter into retention arrangements with certain employees who are expected to remain with the Company to assist with the Downsizing and operation of its left-heart access manufacturing and distribution business.

The Company estimates it will incur approximately $1.4 million to $1.8 million of pre-tax downsizing and exit-related charges, of which approximately $0.3 million represents future cash expenditures for the payment of monetary consideration and related benefit costs, approximately $1.2 million represents future cash expenditures for the payment of retention bonuses to certain employees that will assist with the Downsizing, and potentially up to $0.3 million estimated as future cash expenditures for contract closing costs. The Company expects that a majority of the future cash expenditures charges will be incurred in the first quarter of 2025, and that the Downsizing will be substantially complete in the first quarter of 2025.

Potential position eliminations in each country are subject to local law and consultation requirements, which may extend the Downsizing implementation beyond the first quarter of 2025 in certain countries. The charges that the Company expects to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may differ from the estimates disclosed above. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the Downsizing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Executive Officer and Chief Financial Officer

In connection with the Downsizing, Takeo Mukai, the Company’s Chief Executive Officer and Chief Financial Officer, is transitioning in February 2025 from his full-time employee role to a consulting role with the

Company while retaining his titles of Chief Executive Officer and Chief Financial Officer (the “Executive Transition”).

As a result of the Executive Transition, Mr. Mukai is eligible to receive certain payments and benefits, as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2024 (the “Proxy Statement”).

On November 30, 2024, the Board also approved a one-time retention bonus of $56,250 for Mr. Mukai, subject to his continued service through February 1, 2025 with the Company.

On December 2, 2024, in connection with the Executive Transition, Mr. Mukai entered into a Consulting Agreement with the Company, which will become effective February 1, 2025. Pursuant to the Consulting Agreement, Mr. Mukai agreed to provide all reasonable assistance to the Company with respect to the role of the Company’s Chief Executive Officer and Chief Financial Officer and will receive compensation equal to $10,000 per month, for up to 40 hours of services in the applicable month. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Mukai has served as the Company’s Chief Executive Officer and Chief Financial Officer since January 2024. Mr. Mukai’s biographical information is described in the Proxy Statement. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Mukai and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or executive officers. Other than as disclosed, there is no arrangement or understanding between Mr. Mukai and any other person pursuant to which Mr. Mukai was appointed as Chief Executive Officer and Chief Financial Officer or a member of the Board. There are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On December 4, 2024, the Company issued a press release announcing the Downsizing. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and certain information incorporated herein by reference contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this Current Report on Form 8-K, other than statements that are purely historical, are forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “should,” “would,” “could,” “may” and similar expressions also identify forward-looking statements. The forward-looking statements include, without limitation, statements regarding the Downsizing, including the estimated timing and cost savings; whether the Downsizing will be successfully completed; the benefits of the Downsizing; the expected charges and costs associated with the Downsizing; the anticipated timing and details of the reduction in workforce; the Company’s plans to retain certain individuals as employees or consultants to assist in the Downsizing; whether the transition of production of left-heart access products to Medtronic pursuant to the terms of the Asset Purchase Agreement will be successfully completed; and the Company’s business plans and objectives.

Our expectations, beliefs, objectives, intentions and strategies regarding future results are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by our forward-looking statements. Factors that may affect the actual results achieved by the Company include, without limitation, the risk that the Company may not be able to implement the Downsizing as currently anticipated or within the timing currently anticipated; the impact of the workforce reduction on the Company’s reduced left-heart access manufacturing and distribution business; the possibility that executives or other employees may resign or be terminated; unexpected costs, charges or expenses that reduce the Company’s capital resources; the Company’s ability to continue to pay its obligations in the ordinary course of business as they come due; unanticipated difficulties in terminating certain contracts and arrangements; the risk that the Company may not be able to effectuate the transition of production of left-heart access products to Medtronic pursuant to the terms of the Asset Purchase Agreement with Medtronic as currently anticipated; and the risk factors listed from time to time in the Company’s filings with the SEC, as further described below.

We urge you to carefully consider risks and uncertainties and review the additional disclosures we make concerning risks and uncertainties that may materially affect the outcome of our forward-looking statements and our future business and operating results, including those made under the captions “Risk Factors” contained in our most recently filed Form 10-K and Form 10-Q and subsequent filings with the SEC, as well as the press release attached as Exhibit 99.1 hereto. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the filing of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Consulting Agreement between the Company and Takeo Mukai
99.1*	Press Release dated December 4, 2024 announcing the Downsizing
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acutus Medical, Inc.

Date: December 4, 2024	By:	/s/ Takeo Mukai
Takeo Mukai
Chief Executive Officer & Chief Financial Officer